EXHIBIT A

UNANIMOUS CONSENT IN LIEU OF A SPECIAL
MEETING OF DIRECTORS OF MAX SOUND CORPORATION

TERMINATION AND APPOINTMENTS

Dated: March 29, 2020

The undersigned, being the Director of MAX SOUND CORPORATION, a corporation of the State of Delaware ("Corporation"), and also as Chairman of the Board and CFO with Voting Rights that exceed 66.7% of the Company’s voting shares of stock, does hereby approve the following:

•	At Max Sound Corporation’s option, John Blaisure is terminated as CEO, President & Director.

•	Greg Halpern is appointed as the replacement CEO and President.

•	A.J. Robbins CPA LLC is appointed as the Corporation’s Auditor.

WHEREAS, in connection with the above determination, the Board of Directors deems it to be in the best interest of the Corporation to adopt the resolutions set forth below:

BOARD RESOLUTIONS

            NOW, THEREFORE, BE IT

RESOLVED, that the Corporation, at its option, terminates John Blaisure from all of his positions, including CEO, President and Director.

RESOLVED, that the Corporation approves and accepts the appointment of Greg Halpern as CEO and President which is immediately added to his other titles and responsibilities.

RESOLVED, that the Corporation approves and accepts the appointment of A J Robbins CPA LLC as its Auditor.

IN WITNESS WHEREOF, the undersigned, constituting all of the members of the Board, have executed this Unanimous Written Consent of the Board of Directors in Lieu of a Special Meeting as of the date first above written.

/s/

___________________________________________

Greg Halpern – CEO, CFO, President & Chairman